Exhibit 99.1

For further information, contact: Timothy P. Dimond, Chief Financial Officer Technology Solutions Company Phone: 312.228.4500 tim_dimond@techsol.com

Technology Solutions Company Appoints New CEO,
Announces First Quarter Financial Results and Introduces New
Service Offerings

Current CEO to become Board Chairman

Q1 Financial Results Exceed Previous Estimates

CHICAGO, May 6, 2004—Technology Solutions Company (TSC) (Nasdaq: TSCC), a consulting company delivering business benefits through the application of technology, today announced organizational changes, Q1 financial results and several new service offerings.

Organizational Changes

The Company announced that Michael R. Gorsage has been appointed President and Chief Executive Officer. Stephen B. Oresman, who has served as TSC’s CEO, will remain with the Company as its Chairman of the Board, replacing John R. Purcell, who will remain a member of TSC’s Board of Directors. All of these appointments are effective immediately. In addition, TSC’s Board has elected Mr. Gorsage a Director.

Mr. Gorsage has over 30 years of business experience, including 20 years of experience in IT consulting. He most recently served as Global Vice President and Managing Director for the Customer Relationship and Business Intelligence Unit of EDS, Inc. At EDS, Mr. Gorsage was responsible for a major multinational consulting unit. In addition to his experience with EDS, Mr. Gorsage has also served in senior executive roles for A.T. Kearney, Inc. (as Vice President and Global Managing Director of the Customer Solutions Practice), First Consulting Group (as Vice President and Managing Director of the Advanced Technologies Practice) and PricewaterhouseCoopers (as National Director of the Communications Technologies Practice). Mr. Gorsage began his career serving in various engineering, sales and marketing roles with GTE Corporation. Mr. Gorsage has a BBA degree in Operations Research from Northeast Louisiana University and an MBA degree from the University of Tampa. More information about Mr. Gorsage is available on the Company’s web site at www.techsol.com.

Commenting on the organizational changes, Mr. Oresman stated, “We are extremely pleased to have Michael join as our President and CEO. We believe Mike’s extensive IT consulting experience and entrepreneurial background, together with his leadership abilities and personal qualities, will significantly contribute to TSC’s success. I look forward to working with Mike as we continue to refine and differentiate our service offerings and consider potential acquisition opportunities, all of which we believe will help us grow revenues and return to profitability.” Mr. Oresman also noted his and the TSC’s Board of Directors’ appreciation for Mr. Purcell’s service as Board Chairman, “Jack Purcell took on the Chairman’s role last summer, upon the departure of both the prior Chairman and CEO, and he was instrumental in helping achieve a smooth transition during a difficult time. I appreciate his efforts, and I look forward to his continuing service on the Board.”

Commenting on his new role, Mr. Gorsage noted, “I am delighted to join the TSC team. I have been very impressed with the quality personnel on the Board and within the Company. TSC has impressive client relationships, a strong financial position and an outstanding reputation for quality service. Furthermore, to those who may claim that only the largest IT service players can thrive in today’s market, I firmly believe there are tremendous opportunities for focused, disciplined and outstanding quality providers like TSC. I look forward to capitalizing on TSC’s strengths and working with Steve and the entire TSC team to ramp up revenue growth and thereby return TSC to profitability.”

First Quarter Results

Revenues before reimbursements for the quarter ended March 31, 2004 were $8.6 million. First quarter net loss was $1.0 million. TSC’s cash and cash equivalents balance at March 31 was $38.8 million.

First Quarter Metrics

> Revenues before reimbursements were $8.6 million; Loss per share was $0.03

> Utilization was 72 percent

> Annualized voluntary turnover was 36 percent

> Days sales outstanding were 55 days

> There were 7 new clients and a total of 27 new projects with new and existing clients

> Total headcount at March 31, 2004 was 199

> The cash and cash equivalents balance at March 31, 2004 was $38.8 million

The Company’s Q1 results included a restructuring credit of $0.6 million, representing primarily the favorable renegotiation of certain office lease obligations as well as updated estimates of remaining restructuring liabilities.

As disclosed in the Company’s February 10, 2004 press release, TSC terminated its nonqualified executive deferred compensation plan in Q1 and, accordingly, distributed funds to participants. The Company never provided contributions to the plan or guaranteed investment returns, so the termination of the plan had no impact on earnings. The only impact on the Company’s balance sheet was to eliminate both a $6.7 million current asset and a current liability of exactly the same amount.

New Business Offerings

In addition to announcing the organizational changes and first quarter financial results, the Company also provided an update on three new service offerings.

Forensics

The Company announced the formation of Micronomics Technology Forensics (MTF), a new practice area focused on forensic technology consulting services. The new group will provide expert support for technology litigation, arbitration, and mediation in cases involving complex IT systems and projects.

MTF will offer a range of consulting services in technology-oriented disputes, including technical system assessment, case strategy, pre-trial support and expert testimony. “TSC has seen a growing market for these services. Micronomics Technology Forensics will offer our clients an expanded pool of forensic experts with experience implementing complex computer systems, and diagnosing and resolving system problems,” said Paul Peterson, TSC Senior Vice President and General Counsel.

MTF will be headed by Roy Weinstein, President of Micronomics, an economic research and forensic consulting firm he founded in 1988. Micronomics will remain as a separate entity from TSC and MTF and Mr. Weinstein will continue as its president. Mr. Weinstein brings over 35 years of forensics experience and has testified in more than 150 cases. As President of MTF, Weinstein brings experience in developing and growing his economic forensic business and in serving as an economic expert in high-profile legal disputes.

“Micronomics Technology Forensics can assist clients in all phases of litigation, from an in-depth case evaluation to presenting expert opinions and trial testimony. Our well-credentialed consultants can evaluate the strengths and weaknesses of a dispute from a technology perspective, helping clients make a considered judgment as to whether to resolve the problem through negotiations or litigation,” said Weinstein. “In terms of experience and capabilities, MTF will be one of the leading forensic technology consulting groups in the U.S. “

Micronomics Technology Forensics will be headquartered in Chicago, Illinois. Additional information is available at www.micronomicstechnology.com.

Use Tax

The Company also provided an update on the progress of its recently-introduced Use Tax Decision Automation Software Solution. In February, TSC and Ryan & Company (Ryan), America’s largest independent provider of state and local tax services, announced the availability of TaxDecisionERP™, a jointly-developed automated software solution for SAP that adds key use tax calculation functionality to standard SAP-Vertex or SAP-Taxware applications. TaxDecisionERP addresses problems associated with incorrect manual use tax calculations, often experienced in discrete and process manufacturing industries. These incorrect calculations result in overpayments and penalties to state and local governments. Since the introduction of this offering, the Company has won three engagements and has a strong pipeline of other client prospects. Although Use Tax engagements typically are not as large as major systems implementations, they provide TSC the opportunity to display its skills and expertise to the Fortune 1000 clients that Ryan serves.

Apriso

The company also provided a status on joint engagements with Apriso Corporation, a provider of event-driven, real-time application software for collaborative supply, manufacturing and distribution processes. Since December 2003 TSC has served as Apriso’s implementation partner and together they have completed one implementation and launched a second project for a global defense company, and are currently pursuing multiple opportunities in the industrial machinery and aerospace and defense industry. “In today’s global economy, companies face intense competitive pressures requiring them to adopt ‘best practices’ such as lean supply or six-sigma quality initiatives,” said David S. Wasson, TSC Senior Vice President. “When you combine our business process and technology expertise with Apriso’s suite of event-driven enterprise software applications we are in an ideal position to provide solutions in this important new area.”

Business Commentary and Q2 Outlook

Steve Oresman noted, “Our Q1 financial results came in better than we had expected, and we are pleased to show sequential quarterly revenue growth for the first time in almost three years. We have continued to refocus our marketing and sales efforts as well as formulate new service offerings, as a complement to our existing broad ERP service offerings. We are excited about the formation of Micronomics Technology Forensics, we are pleased by the success of our new Use Tax service offering and we are optimistic about our Apriso prospects. Overall, our revenue growth efforts are starting to bear fruit, as the Q1 results demonstrate. However, the revenue recovery may be uneven, as new project wins and revenue ramp-ups do not always correspond to the completion of existing projects. As a result, Q2 results may not be quite as strong as Q1. Nonetheless, we believe we are on the right track to revenue growth and improved operating results and we believe adding Mike will help accelerate our revenues and earnings improvement.” Mr. Gorsage added, “I believe the Company’s new service offerings are starting to gain traction, and I am also exploring additional potential offerings that can contribute to the TSC portfolio of services. I know the key to TSC’s success will be revenue growth, and I am absolutely committed to restoring TSC to significant, sustainable and profitable revenue growth as quickly as possible.”

Q2 2004 Expectations

The Company is preliminarily forecasting revenues before reimbursements for the second quarter of 2004 to be in the range of $7.5 million to $8.5 million. The Company expects Q2 earnings results to range from a loss of approximately $2.0 million at the high end of the revenues range ($0.05 per share) to $3.0 million ($0.07 per share) at the low end. (Note that loss amounts are shown on a pre-tax basis, with no anticipated tax benefit.) Depending on revenues and cash collections, the Company expects to end Q2 with a cash balance of approximately $33 million to $35 million.

About Technology Solutions Company

Delivering business benefits through the application of information technology, Technology Solutions Company (TSC) is a consulting company that focuses on rapid results. TSC helps clients plan, select, install, upgrade and optimize the software systems that run their business operations. We focus on manufacturing and distribution, supply chain, financial, human resources, and customer service technology and applications. Our range of services include project planning, software selection, reengineering, implementation, systems integration, upgrades, training, and outsourcing, with specialized expertise in Product Configuration solutions, Forensic Technology consulting and Project Turn-Arounds. Headquartered in Chicago, TSC has worked with more than 800 clients worldwide, including the majority of the Fortune 100. For more information, please visit www.techsol.com.

Conference Call

Management from Technology Solutions Company will host a conference call on Friday May 7, 2004 at 8:00 a.m. CDT to discuss the results of the quarter. The dial-in number for the call is 800.835.9927. For international participants, the dial-in number is 312.461.0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight May 14, 2004 by dialing 800.839.6713. The passcode for the replay is 6256073.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes its expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business and in our industry and the economy in general, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive and other factors, our ability to continue to attract new clients and sell additional work to existing clients and our ability to manage costs and headcount relative to expected revenues, all as more fully described in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months
	Ended March 31,
	2004	2003
	(unaudited)
REVENUES:
Revenues before reimbursements	$8,635	$15,181
Reimbursements	1,092	1,390

	9,727	16,571

COSTS AND EXPENSES:
Project personnel	5,540	8,963
Other project expenses	1,334	1,793
Reimbursable expenses	1,092	1,390
Management and administrative support	3,378	4,197
Restructuring and other credits	(579)	—
Incentive compensation	228	311

	10,993	16,654

OPERATING LOSS	(1,266)	(83)

OTHER INCOME:
Net investment income	227	314

(LOSS) INCOME BEFORE INCOME TAXES	(1,039)	231
INCOME TAX PROVISION	—	92

NET (LOSS) INCOME	$(1,039)	$139

BASIC NET (LOSS) EARNINGS PER COMMON SHARE	$(0.03)	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	40,819	40,589

DILUTED NET (LOSS) EARNINGS PER COMMON SHARE	$(0.03)	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	40,819	41,154

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2004	2003
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,797	$41,104
Marketable securities held in trust	—	6,712
Receivables, less allowance for doubtful receivables of $146 and $239	5,988	5,802
Other current assets	166	696

Total current assets	44,951	54,314
COMPUTERS, FURNITURE AND EQUIPMENT, NET	461	201
LONG-TERM RECEIVABLES AND OTHER	5,638	5,654

Total assets	$51,050	$60,169

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$300	$330
Accrued compensation and related costs	3,537	3,575
Deferred compensation	—	6,712
Restructuring accruals	1,357	2,417
Other current liabilities	2,480	2,744

Total current liabilities	7,674	15,778

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued – 44,695,788; shares outstanding – 40,859,705 and 40,818,469	447	447
Capital in excess of par value	121,954	121,974
Accumulated deficit	(73,774)	(72,735)
Treasury Stock, at cost, 3,836,083 and 3,877,319 shares	(5,466)	(5,525)
Accumulated other comprehensive income:
Cumulative translation adjustment	215	230

Total stockholders’ equity	43,376	44,391

Total liabilities and stockholders’ equity	$51,050	$60,169